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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our report dated June 14, 2001 included in this Form 10-K, into the Company's previously filed Registration Statements (File Nos. 333-92995, 333-86195, 333-86043, 33-72066, 33-89442 and 33-93396).





/s/Arthur Andersen LLP
Melville, New York
June 20, 2001


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